Exhibit 99.1

Global Blue and Far Point Announce Agreements to Facilitate the Closing of the Pending Business Combination

August 15, 2020

NEW YORK & ZURICH—Global Blue, a leading strategic technology and payments partner empowering global merchants to capture the growth of international shoppers, and Far Point Acquisition Corporation (“FPAC”) (NYSE: FPAC, FPAC.UN, and FPAC.WS), a special purpose acquisition company co-sponsored by the institutional asset manager Third Point LLC (“Third Point”) and former NYSE President Thomas W. Farley, today jointly announced the entry into supplemental letter agreements (the “Agreements”) by FPAC, SL Globetrotter, L.P. (“Globetrotter”), Global Blue’s controlling stockholder and representative of all Global Blue seller parties, and affiliates of Third Point (the “TP Funds”).

The Agreements, among other things, will facilitate the closing of the pending business combination between Global Blue and FPAC, subject to FPAC stockholders approving the merger at the FPAC special stockholders’ meeting scheduled for August 24, 2020. However, the Agreements do not amend the merger agreement and will not impact the equity ownership percentages in the surviving public entity of the transaction (“New Global Blue”) to be received by FPAC stockholders or PIPE investors who are not parties to the Agreements.

While these Agreements will result in less cash consideration at closing for Global Blue’s existing shareholders, under the terms of the merger agreement, such shareholders will instead receive additional ordinary shares of New Global Blue at $10.00 per share. This partial shift in consideration from cash to stock will have no financial impact on New Global Blue.

In addition, there is no change expected to the New Global Blue board composition after the closing, with Mr. Farley slated to become Chairman of New Global Blue and Ant Financial, the financial technology affiliate of Alibaba, also to have board representation in connection with its anticipated investment in New Global Blue at closing.

Key terms of the Agreements include:

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TP Funds have agreed to fund into escrow $61 million to satisfy a portion of the TP Funds’ obligations under the Forward Purchase Agreement, dated as of May 18, 2018, between FPAC and the TP Funds (the “Forward Purchase Agreement”), and Third Point reiterated its commitment to voting its FPAC shares, constituting approximately 25% of the total outstanding, in favor of the business combination

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Globetrotter, on behalf of the Global Blue seller parties, and FPAC have agreed not to enforce any rights or claims under the Forward Purchase Agreement, the share purchase and contribution agreements, the shareholders agreement and the relationship agreement if the TP Funds purchase at least $61 million of shares under the Forward Purchase Agreement

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The New Global Blue shares to be received by the TP Funds for their FPAC Class B shares, all contingent shares contemplated by the merger agreement (if applicable) and all FPAC warrants will be transferred to Globetrotter, other than 4,316,321 New Global Blue shares that will be transferred to FPAC management, subject to certain terms and conditions

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New Global Blue may award options or restricted stock units over up to an additional 500,000 New Global Blue shares to certain members of New Global Blue management, with any distribution, vesting or performance conditions to be determined by the New Global Blue board as the board sees fit

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FPAC has agreed not to assert that certain conditions to closing have failed to be satisfied, if applicable, including (but not limited to) an occurrence in most cases of a material adverse effect, the failure of New Global Blue to obtain New York Stock Exchange listing approval or the failure of Global Blue to obtain certain regulatory approvals

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If New Global Blue fails to obtain New York Stock Exchange listing approval by the closing of the business combination, New Global Blue has agreed to certain commitments for up to 12 months with regard to obtaining a listing after the closing of the business combination

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FPAC (subject to complying with its obligations under its charter), Third Point and the TP Funds have agreed not to exercise any termination rights they may have with respect to the business combination until September 11, 2020

•	FPAC has agreed to take actions reasonably requested by Globetrotter to enable the closing conditions to be satisfied

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FPAC has agreed not to object to the termination of the existing financing arrangements as long as a replacement or alternative financing facility is available on terms consistent with the merger agreement

•	Third Point, the TP Funds, FPAC, Globetrotter and the other seller parties have entered into customary and mutual releases of claims

Assuming no redemptions by holders of FPAC shares, after giving effect to the transactions contemplated by the Agreements (and assuming TP Funds do not invest additional capital at closing above the escrowed amount), the seller parties, the TP Funds and the Founder would own approximately 56%, 2% and 2%, respectively, of New Global Blue. Under the same assumptions but with redemption by holders of all of the FPAC shares (other than those who have committed not to redeem), the seller parties, the TP Funds and the Founder would own approximately 79%, 5% and 2%, respectively, of New Global Blue. For ease of comparability, all of the foregoing percentages are presented on the same basis as disclosed in the proxy statement/prospectus mailed to FPAC stockholders on or about August 4, 2020. The TP Funds and the Founder have relinquished their post-closing governance rights with respect to New Global Blue, including under the shareholders agreement and relationship agreement.

The foregoing is only a summary of the material terms of the Agreements. For more information, please refer to the complete copies of the Agreements, which will be filed with the Securities and Exchange Commission. In addition, FPAC and New Global Blue will prepare and make available to its stockholders a supplement to the proxy statement/prospectus providing more detail on the Agreements.

As noted above and previously announced FPAC has scheduled the special meeting of its stockholders to vote on the proposed business combination transaction for 9:00 a.m., Eastern Time, on August 24, 2020.

Stockholders of FPAC must complete the procedures for electing to redeem their public shares in the manner described in the definitive proxy statement prior to 5:00 p.m., Eastern Time, on August 20, 2020 (two business days before the special meeting) in order for their shares to be redeemed.

Additional Information About the Transaction

Global Blue Group Holding AG has filed a Registration Statement on Form F-4 (File No. 333-236581) (the “Registration Statement”), which includes a prospectus and definitive proxy statement. The definitive proxy statement and other relevant documents were mailed to stockholders of FPAC as of July 24, 2020, which is the record date established for voting on the transaction, on August 4, 2020. The stockholders meeting will be held on August 24, 2020. Stockholders of FPAC and other interested persons are advised to read the definitive proxy statement/prospectus on file with the Securities and Exchange Commission (“SEC”) and in the Registration Statement in connection with FPAC’s solicitation of proxies for the special meeting to be held to vote on the transaction because these documents contain important information about FPAC, Global Blue and the transaction. Stockholders can also obtain copies of the Registration Statement and the definitive proxy statement/prospectus, without charge, by directing a request to: Far Point Acquisition Corporation, 18 West 18th Street, New York, NY 10011. These documents and Far Point’s annual and other reports filed with the SEC can also be obtained, as available, without charge, at the SEC’s internet site (http://www.sec.gov).

FPAC, Global Blue and their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of FPAC in connection with the transaction. Stockholders of FPAC and other interested persons may obtain more information regarding the names and interests in the proposed transaction of FPAC’s directors and officers in FPAC’s filings with the SEC, including FPAC’s Annual Report on Form 10-K for the year-ended December 31, 2019, which was filed with the SEC on March 12, 2020. Additional information regarding the interests of such potential participants in the solicitation process is also included in the Registration Statement, and in the definitive proxy statement/prospectus and other relevant documents filed with the SEC.

About Global Blue

As the worldwide leader of the Tax Free Shopping industry for the last 40 years, with a global footprint spanning 51 countries and 300,000 merchants, Global Blue’s mission is to empower merchants to capture the full potential of international shoppers. The Group offers a seamless shopping and payment journey for tourists and also provides a wide range of Added-Value Payment Solutions for all the stakeholders involved, including retailers and international shoppers. The Company’s Tax Free Shopping business serves 13 million international shoppers and generates 85% while the Added-Value Payment business involves 16 million travelers and generates 15% of total revenue.

Every year, Global Blue connects worldwide 29 million international travelers and more than 200 payment providers and acquirers. Global Blue is headquartered in Switzerland and counts 2,000 employees worldwide. For more information, visit http://www.globalblue.com/corporate/.

About Far Point

Far Point Acquisition Corporation (NYSE: FPAC) is a special purpose acquisition company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses in the financial technology industry. The company is co-sponsored by Third Point, a leading investment manager, and Thomas W. Farley. Far Point completed its initial public offering on the NYSE in June 2018, raising $632 million from investors.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “positions,” “predicts,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “could,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements, and such statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions, estimates and other important factors, many of which are outside Far Point’s or Global Blue’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Among the key factors that could cause actual results to differ materially from those projected in these forward-looking statements are the following: the impact of COVID-19, including in relation to international travel and similar health-related travel disruptions; the negative impact of COVID-19 cost-saving measures; the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination; the ability to meet NYSE’s listing standards following the consummation of the transaction contemplated by the proposed business combination; costs related to the proposed business combination; Global Blue’s ability to execute on its plans; Global Blue’s estimates of the size of the markets for its solutions; Global Blue’s ability to identify and integrate acquisitions; the performance and security of Global Blue’s services; Global Blue’s inability to execute strategic plans due to inability to generate sufficient cash flow; potential litigation or investigations involving Far Point or Global Blue and resulting material settlements, fines or penalties; changes to the regulatory environment, licensing requirements and government agreements; and the general economic and market conditions impacting, among others, currency exchange rates, international travel and the overall level of consumer spending, thereby impacting the demand for Global Blue’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither Far Point nor Global Blue undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable Swiss and other European regulations. This communication is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, any jurisdiction in which such release, publication or distribution would be unlawful.

Contacts

Far Point

contact@farpoint.ventures

Global Blue

Lex Suvanto

+1-646-775-8337

Lex.Suvanto@Edelman.com